Exhibit 10.2

                               SECOND AMENDMENT
                                    TO THE
                HANNAFORD BROS. CO. SAVINGS AND INVESTMENT PLAN


The Hannaford Bros. Co. Savings and Investment Plan (the "Plan") was last amended and restated effective generally January 1, 1993, and has been further amended by a First Amendment effective generally January 1, 1994. The Plan is hereby further amended in the following respects:

1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

2. Sections 2.02, 2.31, 2.35 and 2.39 are hereby amended by replacing "402(a)(8)" with "402(e)(3)".

3.  Section 2.02 is hereby amended to read as follows:

"2.02 `Actual Deferral Percentage' for any Plan Year shall mean, except as otherwise provided in Section 2.39, the average of the ratios, calculated separately for each Eligible Employee, of the amount of Elective Contributions made on behalf of such Employee for such year and, at the election of the Employer, the amount of Matching Contributions made on behalf of such Employee for such year to such Employee's compensation for such year (whether or not the Employee was a Participant for the entire Plan
Year). For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.05 and may, at the election of the Employer, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code."

4.  Subsection (b) of Section 2.35 is hereby amended to read as follows:

"(b) A person owning (or considered as owning within the meaning of Section 318 of the Code) more than a one-half percent interest, as well as one of the ten (10) largest interests in an Employer, and having annual compensation (within the meaning of Section 7.05) from such Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code for any Plan Year;"

5.  Section 2.39 is hereby amended to read as follows:

"2.39 `Matching Contribution Percentage' shall mean for any Plan Year the average of the ratios, calculated separately for each Eligible Employee, of the amount of Matching Contributions (excluding the Matching Contributions, if any, taken into account under Section 2.02) made on behalf of such Employee for such year and, at the election of the Employer, the amount of Elective Contributions made on behalf of such Employee for such year to such Employee's compensation for such year. For purposes of this Section, "compensation" shall mean compensation as defined in Section 7.05 and may, at the election of the Employer, include amounts excludable from gross income under Sections 125, 402(e)(3) and 402(h)(1)(B) of the Code.

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Notwithstanding the foregoing provisions of this Section or Section 2.02 to the contrary, no Elective Contributions may be taken into account in calculating the Matching Contribution Percentage for any Eligible Employee unless the requirement of Section 5.03(a) is satisfied both with and without the exclusion of such Elective Contributions in calculating the Employee's Actual Deferral Percentage."

6.  Subsection (b) of Section 4.01 is hereby amended to read as follows:

"(b) The Matching Contributions, if any, to be made on behalf of each Participant in its employ during such year at the rate determined by the Human Resources Committee of the Board of Directors; provided, however, no Matching Contribution may be made with respect to any Excess Deferral or Excess Elective Contribution or any Elective Contribution which is returned to the Participant pursuant to Section 7.04(b)."

7.  Subsection (f) of Section 4.07 is hereby amended to read as follows:

"(f) Any Matching Contribution which is attributable to an Excess Deferral or Excess Elective Contribution shall be forfeited and shall be disregarded for purposes of subsection (a) of this Section. Forfeitures shall be used to reduce Matching Contributions."

8. The last sentence of the first paragraph of Section 4.08 is hereby amended to read as follows:

"Notwithstanding the foregoing to the contrary, an Employee who has received an eligible rollover distribution (as hereinabove defined) solely by reason of the death of his or her spouse or a distribution from an individual retirement account (as hereinabove defined), which account is attributable solely to a rollover contribution (as hereinabove defined) from an employee's trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code of amounts received by reason of the death of his or her spouse, may not transfer any portion of such distribution to the Trust."

9. The first paragraph of Section 4.09 is hereby amended by adding the following new sentence at the end thereof:

"Notwithstanding the foregoing provisions of this Section to the contrary, this Plan shall not accept any direct or indirect transfers after December 31, 1984, from a plan which is subject to Section 401(a)(11) of the Code."

10. The next to the last paragraph of Section 5.03 is hereby deleted and replaced by the following two new paragraphs:

"For purposes of this Section, Elective Contributions and Matching Contributions must be made before the last day of the twelve (12) month period immediately following the Plan Year to which such contributions relate. Any Elective Contributions returned to a Participant pursuant to
Section 7.04(b) shall be disregarded.

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If an Employee is a family member within the meaning of Section 2.31 of a
Five Percent Owner or one of the ten (10) Highly Compensated Employees receiving the greatest compensation from an Employer during the Plan Year, then the individual Actual Deferral Percentage attributable to such Employee shall be treated as if it were attributable to the Five Percent Owner or Highly Compensated Employee. An Employee who is a family member with respect to a Five Percent Owner or one of the ten (10) Highly Compensated Employees receiving the greatest compensation from an Employer shall not be considered a separate Employee for purposes of determining the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Actual Deferral Percentage for all other Eligible Employees."

11. The last paragraph of Section 5.04 is hereby amended to read as follows:

"In the event that the sum of the Actual Deferral Percentage for Highly Compensated Eligible Employees and the Matching Contribution Percentage for Highly Compensated Eligible Employees for any Plan Year exceeds the limitations prescribed in Section 5.03(b), the Administrative Committee shall, within two and one-half months after the end of such year, reduce the Matching Contribution Percentage for Highly Compensated Employees in the manner prescribed in subsection (h) through (k) of Section 4.07."

12.  Section 7.05 is hereby amended to read as follows:

"7.05 Definition of Compensation. For purposes of applying the limitations of this Article, the term 'compensation' shall mean, with respect to a Limitation Year, the total compensation paid by an Employer to an Employee for services rendered while an Employee that constitutes wages as defined in
Section 3401(a) of the Code and all other payments by an Employer to an Employee for services rendered while an Employee for which an Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed.

For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article 'compensation' for a Limitation Year shall mean the compensation actually paid or includable in gross income during such Limitation Year. Notwithstanding the preceding sentence 'compensation' with respect to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) shall mean the compensation such Participant would have received for the Limitation Year if he or she had been paid at the rate in effect immediately before becoming permanently and totally disabled; provided, such imputed compensation may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

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Notwithstanding the foregoing to the contrary, for purposes of Sections
2.02, 2.39 and 10.03(b), effective January 1, 1989, the annual `compensation' of any Employee in excess of Two Hundred Thousand Dollars ($200,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account, and, effective January 1, 1994, the annual `compensation' of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account. In the event `compensation' is determined based on a period of time which contains fewer than twelve (12) calendar months, the annual compensation limit shall be an amount equal to the annual compensation limit for the Limitation Year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months in the period and the denominator of which is twelve (12). For purposes of the annual compensation limit, any `compensation' paid to an Employee who is the spouse or lineal descendant (who has not attained age nineteen (19) by the close of the Plan Year) of an Employee who is a Five Percent Owner or one of the ten (10) Highly Compensated Employees paid the highest `compensation' for the Plan Year shall be treated as paid to or on behalf of such Five Percent Owner or Highly Compensated Employee. If the annual compensation limit is exceeded as a result of the application of the preceding sentence, then the limit shall be prorated among the affected Employees' `compensation' as determined prior to the application of the annual compensation limit. If `compensation' for a prior Limitation Year is taken into account for any Limitation Year, such compensation shall be subject to the annual compensation limit in effect for such prior Limitation Year."

13.  Subsection (b)(i) of Section 9.01 is hereby amended to read as follows:

"(i) the termination of the Plan by the Participant's Employer, without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code);"

14.  Subsection (c) of Section 9.01 is hereby amended to read as follows:

"(c) Notwithstanding the foregoing provisions of this Section to the contrary, if the value of a Participant's Account does not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the Valuation Date following the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them (and did not exceed Three Thousand Five Hundred Dollars ($3,500.00) as of the date of any prior distribution), his or her Account shall be distributed in a lump sum as soon as practicable after such Valuation Date."

15.  Subsection (b) of Section 10.03 is hereby amended to read as follows:

"(b) the percentage of such Eligible Employee's compensation (as defined in Section 7.05) which is equal to the largest percentage determined by

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dividing the sum of the Elective Contributions and Matching Contributions
allocated to the Account of each Key Employee by such Key Employee's compensation (as so defined)."

16. The next to the last paragraph of Section 10.03 is hereby amended by adding the following sentence at the end thereof:

"The preceding sentence shall be applied by substituting `three percent ' for `two percent' in Section 416(c)(1)(B)(i) of the Code and by increasing (but not by more than ten percentage points) the percentage provided in
Section 416(c)(1)(B)(ii) of the Code for each Plan Year in which:

(i) the Plan is included in a Required Aggregation Group or a Permissive Aggregation Group which includes a qualified defined benefit plan and the Top Heavy Ratio does not exceed ninety percent; and

(ii) the limitation set forth in Section 7.02 would be exceeded if 1.0 is substituted for 1.25 wherever 1.25 appears in said limitation."

17. Except as otherwise provided herein, this Amendment shall be effective January 1, 1993; provided, however, that Part 6 shall be effective January 1, 1994.